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Mr. W. Hall Wendel, Jr.
Polaris Industries, Inc.
5500 Norwest Center
Minneapolis, Minnesota  55402

         RE:   POLARIS INDUSTRIES, INC. (THE "COMPANY")
               REGISTRATION STATEMENT ON FORM S-4


Dear Mr. Wendel:

         I hereby consent to my identification in the Proxy Statement on Form S-4 for the merger of Polaris Industries Partners, L.P. and a wholly-owned indirect subsidiary of the Company (the "Merger") as a person who has consented to serve as a director of the Company upon completion of the Merger pursuant to the Registration Statement.


                                            Very truly yours,

                                                 /s/  Robert S. Moe
                                            -------------------------------



Date:    September 20,  1994
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